UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 28, 2008
Date of Report (Date of earliest event reported)

MOBIVENTURES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51855	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Sunnyside, Brinkworth, Chippenham Wiltshire, England SN15 5BY
(Address of principal executive offices)

+44 (0) 7740 611 413
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

Much of the information included in this Current Report on Form 8-K includes or is based upon estimates, projections or other "forward looking statements". Such forward looking statements include any projections or estimates made by us and our management in connection with our business operations. These statements relate to future events or our future financial performance. In some cases you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue or the negative of those terms or other comparable terminology. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Such estimates, projections or other forward looking statements involve various risks and uncertainties and other factors, including the risks in the section titled "Risk Factors" below, that may cause our or our Company's actual results, levels of activities, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other forward looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform those statements to actual results.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01         Completion of Acquisition or Disposition of Assets.

References

As used in this Current Report: (i) the terms the "Company", "our company", "we", "us", "our" and "MobiVentures" refer to MobiVentures Inc., a Nevada corporation, and its subsidiaries, unless the context requires otherwise; (ii) all references to currency are to British pounds, the official currency of the United Kingdom, unless otherwise indicated, and (iii)(A) the exchange rate for the British pound to the United States dollar on April 28, 2008, the date of the closing of the acquisition of Purepromoter Ltd., was UK£1=US$1.9908;(B) the exchange rate for the British pound to the United States dollar at the end of March 2007, the fiscal year end of Purepromoter Ltd., was UK£1=US$1.9685; (C) the average exchange rate for the British pound to the United States dollar for the fiscal year ended March 31, 2007 was UK£1=US$1.8922; (D) the exchange rate for the British pound to the United States dollar at the end of December 2007 was UK£1=US$2.0074; and (E) the average exchange rate for the British pound to the United States dollar for the nine month period ended December 31, 2007 was UK£1=US$2.0178.

Acquisition of Purepromoter Ltd.

On April 28, 2008, we completed the acquisition of all of the issued share capital of Purepromoter Ltd., a United Kingdom company ("Purepromoter"), comprised of 100 A Ordinary Shares at £1.00 per share and 365 B Ordinary Shares at £1.00 per share, pursuant to the terms of a share purchase agreement dated April 4, 2008 between our company and the shareholders of Purepromoter (the "Share Purchase Agreement"). The aggregate consideration paid by us for the share capital of Purepromoter at closing was comprised of:

  cash in the amount of £1,290,000 (US$2,568,132), and

  share consideration in the amount of £1,675,000 (US$3,350,000) paid by the issuance of 33,500,000 shares of our common stock on the basis of a share price of $0.10 per share.

Further consideration to be paid under the Share Purchase Agreement consists of:

  additional cash consideration in the amount of £556,400 (US$1,107,681) payable on the six month anniversary of the closing of the acquisition, and earn out consideration payable pursuant to a formula prescribed in the Share Purchase Agreement, which is based on the profit realized by Purepromoter in the 2009 and 2010 fiscal years.

However, the maximum consideration payable under the Share Purchase Agreement cannot exceed £3,883,922.

In connection with the closing of the acquisition of Purepromoter, we have issued 400,000 shares of our common stock to a third party broker for £20,000 (US$40,000) and we will issue shares of our common stock worth £118,250 and pay £30,000 in cash as a finder's fee.

At closing, we issued debentures in the amount of $2,000,000 to finance the acquisition as described below. We will need additional financing beyond the proceeds of the convertible debenture financing described below to pursue the plan of operations of Purepromoter. In that regard, on April 25, 2008, we obtained a loan from Peter Åhman, a director and officer of our Company, in the amount of 612,000 Euros (US$954,475) due May 30, 2008, which bears interest at 10% per annum and is secured by the assets of our Company but subordinated to the interest of Trafalgar Capital Specialized Investment Fund, Luxembourg and Stuart Hobbs. In addition, in the event of default, all outstanding amounts under the loan are immediately repayable, and on any amount unpaid after the due date we are required to pay an additional penalty interest of 10% per annum until fully repaid. We expect we will need further financing in the future to pursue our plans for Purepromoter, however, there is no assurance that we will be able to raise any additional financing.

Debenture Financing

In connection with the acquisition of Purepromoter, on April 28, 2008, we issued to Trafalgar Capital Specialized Investment Fund, Luxembourg ("Trafalgar") a total of $2,000,000 of secured convertible redeemable debentures (the "Debentures") for a total purchase price of $2,000,000 (the "Purchase Price") pursuant to a securities purchase agreement (the "Securities Purchase Agreement") we entered into with Trafalgar dated March 31, 2008. The Debentures mature on March 31, 2010 and if we default on our mandatory redemption obligation under the Debentures, Trafalgar will have the right to convert the Debentures into shares of our common stock at a conversion price equal to 85% of the market price at the time of conversion.

The Purchase Price was held in escrow by Trafalgar's counsel and escrow agent and was disbursed to us by the escrow agent upon closing of the acquisition of Purepromoter. The completion of the acquisition of Purepromoter was a key condition precedent to the closing of the debenture financing. Pursuant to the Securities Purchase Agreement, we used the proceeds of the debenture financing to pay a substantial portion of the purchase price under the Share Purchase Agreement.

Under the terms of the Securities Purchase Agreement, we had executed and delivered certain transaction documents (the "Transaction Documents"), in substantially the forms attached as exhibits to the Securities Purchase Agreement, as follows:

  Escrow Agreement;

  Registration Rights Agreement;

  Irrevocable Transfer Agent Instructions;

  Security Agreement; and

  Pledge Agreement.

In addition, a Composite Guarantee and Debenture and a Share Charge was executed by us pursuant to the Security Agreement as further security for our obligations under the Transaction Documents.

As provided by the Securities Purchase Agreement:

  we paid a structuring fee to Trafalgar of Seventeen Thousand Five Hundred Dollars ($17,500), of which Twelve Thousand Five Hundred Dollars ($12,500) was paid directly from the proceeds of the closing of the Debenture financing, we paid a due diligence fee to Trafalgar of Ten Thousand Dollars ($10,000), one-half of which was paid directly from the proceeds of such closing,

  in lieu of issuing warrants to Trafalgar, we paid Trafalgar a fee equal to two percent (2%) of the principal amount of the Debentures directly from the proceeds of such closing,

  we paid to Trafalgar a commitment fee equal to six percent (6%) of the principal amount of the Debentures directly from the proceeds of such closing, and we paid Trafalgar a loan commitment fee equal to two percent (2%) of the principal amount of the Debentures directly from the proceeds of such closing.

The Debentures have the following terms and are subject to the following conditions:

  the Debentures are secured by a pledge by us of all of our assets, including the shares of Move2Mobile Limited and OY Tracebit AB held by us, and $6,000,000 worth of shares of our common stock,

  the Debentures bear interest at the rate of 10% per annum, compounded monthly,

  the Debentures are repayable in full on March 31, 2010,

  we are obligated to repay the principal amount of the Debentures in equal monthly instalments of principal plus interest and a 15% redemption premium, and

  Trafalgar is entitled to exchange rate protection in the event the Euro strengthens in relation to the U.S. dollar.

The Registration Rights Agreement provides that we will file a registration statement with the United States Securities and Exchange Commission to register the resale of the shares issuable upon conversion of the Debentures.

In connection with the issuance of the Debentures and closing of the acquisition of Purepromoter, we also will pay finders fees to two finders in the total amount of 7% of the amount of the Debentures in cash, and we will issue to them (i) warrants to purchase up to 1,250,000 shares of our common stock at an exercise price of US$0.04 per share and (ii) shares of our common stock equalling 1.99% of our outstanding shares, which contain anti dilution rights for one year.

Copies of the Share Purchase Agreement, Securities Purchase Agreement and related Transactional Documents have been filed with the SEC.

Consultant Agreement

On April 26, 2008, Purepromoter entered into a consulting agreement (the "Hobbs Agreement") with Stuart Hobbs, a director and principal shareholder of Purepromoter, whereby Mr. Hobbs was retained to provide consulting services to Purepromoter and us pursuant to the terms and subject to the conditions of the Hobbs Agreement. The following summary of the Hobbs Agreement does not purport to be complete and is qualified in its entirety by reference to the Hobbs Agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K.

Under the Hobbs Agreement, Mr. Hobbs has agreed to act as the Managing Director of Purepromoter and to act as a member of the Board of Directors of the Company for a term of at least 24 months from the date of the acquisition of Purepromoter, subject to termination. In consideration for his services, we agreed to pay Mr. Hobbs £4,166.66 per month and to grant to him warrants to acquire up to 600,000 shares of our common stock (to be issued 24 months from the date of the agreement), exercisable at a price of US$0.10 per share for a term of five years. Mr. Hobbs is also entitled to a cash or equity bonus at the discretion of our Board of Directors. The Hobbs Agreement may be terminated at any time by us in the event that (i) Mr. Hobbs commits an act of fraud, theft or embezzlement, (ii) the neglect or breach by him of any material obligation under the agreement, or (iii) his refusal to follow direction from our Board of Directors, provided Mr. Hobbs fails to remedy any such default within 30 days of notice thereof. We may also terminate the Hobbs Agreement in the absence of an event of default by delivering notice of termination to him and paying an amount equal to one month of his fee in a lump sum. In addition, Mr. Hobbs may terminate the agreement at any time upon one months' prior written notice to the Company, or in the event of any breach of any material term of the agreement by us, provided that such default has not been remedied within 30 days of notice thereof. The agreement also contains provisions relating to proprietary information and developments, as well as non-compete and non-hire clauses.

Business of Purepromoter

Purepromoter was organized under the laws of the United Kingdom on August 7, 2001 and provides low cost e-mail and text messaging (SMS) marketing campaigns to businesses and agencies, including clients such as Emap, The FT, Economist Conferences, Littlewoods, ultimatepoker.com and innocent drinks. Through its agency channel, Purepromoter works and has worked with companies including Halifax, Barclaycard, Levis Europe, Pepsi, O2, Redbull and Starbucks. Purepromoter offers a complete and flexible software solution to add power to email marketing and SMS advertising: PureResponse. Purepromoter helps its clients develop the most effective way to display their email marketing messages, and focuses on its clients getting the highest send rates and lowest number of opt-outs as possible.

Electronic forms of communication, which includes Email, Electronic Brochures, Mobile Text Messaging (SMS) offer significant cost savings over traditional paper based alternatives. They also can provide better feedback statistics and, with detailed analysis of these statistics, the marketer normally can get better responses from marketing campaigns.

The core component of Purepromoter's e-marketing solutions is a software application which is developed and wholly owned by Purepromoter and forms the intellectual property of the company. The software allows customers to create, manage and deliver branded electronic sales, marketing and information messages. Purepromoter derives income from the provision of the software application (either on a rental basis, or via an outright sale and maintenance agreement) plus associated message delivery commissions and design / consultancy services. As an example, a typical or average customer might purchase the ability for three employees to access the Purepromoter on-line software and this would allow that customer to create, manage and deliver between 1,000 to 2,000,000 email messages per month. The customer might also ask Purepromoter to design email templates and seek consultancy as to how best to use electronic communications within its marketing mix.

Once a customer has been acquired, the company benefits from a continuous on-going revenue stream from software rental (and/or maintenance) plus message delivery commissions.

Purepromoter is operating in a rapidly expanding marketplace that is substantial and has core products that have been proven, together with a significant and expanding customer base. The company has detailed and fully researched sales and marketing plans as to how best to grow the company.

The nature of Purepromoter's business is that it is of a repeat nature, which underpins the projected increase in revenues. There is a strong correlation between the number of sales people engaged in the business and the revenues generated. Sales people are incentivised to bring new clients to the company. Purepromoter has been able to generate approximately 20 to 30 new clients every month whilst retaining a high proportion of existing clients.

To date, Purepromoter has focused on the software and support for Email and Electronic Brochures, which currently provides approximately 95% of its revenues. Mobile text messaging, which we believe to be an emerging area of business, currently accounts for only approximately 5% of its revenues. We believe this provides for a synergy with Mobiventures.

Purepromoter currently has a client base of around 800 customers, which has grown from around 400 since December 2006. The client base continues to grow by around 20 to 30 new clients each month. Purepromoter has organized itself in three sales teams, Major Accounts, SME Accounts and Agencies. Of the approximately 50 customers considered to be Major Accounts, the top 5 generate around 8 to 12% of total revenues, but no customer contributes more than 3% of revenues.

The number of electronic marketing messages overtook that of paper based alternatives in 2005 and is growing rapidly. Mobile marketing is still in its infancy but we believe it offers significant opportunities and is likely to outstrip Email messaging in the next few years.

We believe that Purepromoter is now one of the largest UK based e-marketing service providers. It has a strong and varied client base spanning multiple industry sectors, comprised of small and large companies and a growing number of new media design agencies.

We believe that Purepromoter is in a strategic position to exploit this fast growing marketplace. Furthermore, we believe Mobiventures will be able to leverage the customer base of Purepromoter in order to market and sell its mobile applications and services.

In addition, we expect that Purepromoter will be able to attract more customers by offering a fuller mobile service to new and existing customers.

Plan of Operations

Purepromoter's objective is to build value for shareholders through continuing to expand its operational base and hence its revenue growth and earnings. In that regard, Purepromoter plans to:

  Increase its sales staff to 20 people by March 2009, with the objective of increasing revenues and earnings.

  Begin to offer the Mobiventure's applications to existing major account and marketing agencies customers in addition to the Purepromoter email messaging software, with the objective of increasing the revenue generated from each of these customers.

  Begin to market Purepromoter services through Mobiventure's existing channels, with the objective of developing Purepromoter's business outside the UK.

Results of Operations

The following table sets forth selected financial information relating to Purepromoter for the periods indicated. The financial information presented is derived from unaudited financial statements of Purepromoter.

	Nine Months Ended December 31 (unaudited)		Year Ended March 31 (unaudited)
	2007	2006	2007	2006
Revenues	£1,735,404	£939,645	£1,442,089	£569,553
Cost of sales	(272,513)	(183,557)	(235,553)	(57,726)
Gross profit	1,462,890	756,087	1,206,536	511,827
Administrative costs	(949,725)	(504,766)	(860,671)	(396,121)
Other operating income	---	---	9	---
Income from operations	513,165	251,321	345,874	115,706
Finance costs	---	---	(6,037)	(6,972)
Profit before taxation	513,165	251,321	339,837	108,734
UK income tax	---	---	(69,805)	(20,698)
Net income	513,165	251,321	270,032	88,036

Nine Months Ended December 31, 2007 Compared to Nine Months Ended December 31, 2006

Revenues for the nine months ended December 31, 2007 increased to £1,735,404 from £939,645 in the prior period of 2006, primarily due to an increase in the customer base.

Administrative costs increased to £949,725 in the nine months ended December 31, 2007 from £504,766 in the prior period of 2006, primarily as a result of the hiring of additional people to serve the expanding customer base.

The operating income for the nine months ended December 31, 2007 was £513,165, compared to £251,321 in the prior period of 2006.

Year Ended March 31, 2007 Compared to Year Ended March 31, 2006

Revenues for the year ended March 31, 2007 increased to £1,442,089 from £569,553 in the year ended March 31, 2006, primarily due to an increase in the customer base.

Administrative costs in the year ended March 31, 2007 increased to £860,671 from £396,121 in the year ended March 31, 2006, primarily as a result of more people hired to serve the expanding the customer base.

Finance costs in the year ended March 31, 2007 were £6,037 compared to £6,972 in the year ended March 31, 2006 as a result of borrowings.

The net income for the year ended March 31, 2007 was £278,032, compared to £88,036 in the year ended March 31, 2006.

Liquidity and Capital Resources

	As at December 31, 2007	As at March 31, 2007
Cash	£647,821	£230,885
Working capital	698,896	330,933
Total assets	1,038,330	603,681
Total liabilities	283,787	344,956
Stockholders' equity	793,793	258,725

Total expenditures over the next 12 months are estimated to be approximately £1,600,000. This amount may be offset by any gross profits earned by Purepromoter from revenues and, accordingly, it is anticipated that Purepromoter's cash and working capital will be sufficient to enable it to undertake its plan of operations over the next 12 months without obtaining additional financing. However, there can be no assurance of this and additional financing may be required. There can be no assurance that we will be able to obtain any additional financing.

Off-Balance Sheet Arrangements

As of the date of this current report, Purepromoter does not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Employees

Purepromoter currently has 35 full-time employees and one part-time employee, and has retained one associate on a consulting agreement basis.

Facilities

Purepromoter maintains an office at Unit A-D, Level Seven South, New England House, New England Street, Brighton, BN1 4GH, United Kingdom having recently moved from an office at 11 Old Steine, Brighton, BN1 1E5 United Kingdom.

Directors And Executive Officers, Promoters and Control Persons

Our executive officers and directors as of April 28, 2008 following the acquisition of Purepromoter are as follows:
Directors:
Name of Director	Office
Peter Åhman	President, Chief Financial Officer, Secretary and Treasurer
Nigel Nicholas	Chief Executive Officer and Director of Operations
Miro Wikgren	Chief Technical Officer
Gary Flint	-
Danny Wootton	-
Stuart Hobbs	-

The following describes the business experience of our directors and executive officers. None of our directors and executive officers have been directors of any reporting company under the United States Securities Exchange Act of 1934, as amended or any other publicly traded company.

Nigel Nicholas

Mr. Nicholas was appointed as one of our directors on March 9, 2007. Mr. Nicholas was appointed as our chief executive officer effective November 1, 2007. Mr. Nicholas has over 25 years experience in developing strategy and implementing operational plans in both large global telecommunication companies and also within small start-ups within E-commerce, Internet and Mobile Telecommunications.

He is a Chartered Certified Accountant with previous experience as Chief Financial Officer of AT&T (UK and Ireland) for six years and as Director of Strategy and Operations for the Mobile Infrastructure business unit within Lucent Technologies where revenues grew from almost nothing to over $1.2 billion within his business unit. He was a member of the DTI Consultative Committee on 3rd Generation Mobile Licences.

In 2000, he left corporate life and worked within "Business Accelerators" growing small start up companies in the eCommerce, Internet and Mobile Telecoms industry in roles such as Chief Operations Officer, Chief Business Development Officer and Chief Financial Officer.

In 2002, he co-founded Move2Mobile which is a virtual mobile telecoms incubator and business accelerator and has worked with over 120 start-ups and SME's to accelerate their growth into the mobile telecoms space. He has been the Chief Executive Officer of Move2Mobile since October 2002 and is also a member of the advisory board for incubation within the South West region of the UK.

He has assisted numerous small companies to develop their business plans; raise finance; develop strategies; manage their rapid growth and prepared companies for IPO's. He has developed extensive business relationships with over 100 major customers and has negotiated and executed content and service agreements with major customers including Ericsson, Lucent, Telenor, Vodafone, Orange, T-Mobile, KPN, BT, and Granada.

Peter Åhman

Peter Åhman was appointed our president, chief executive officer, chief financial officer and secretary in connection with the acquisition of Tracebit. Concurrent with Mr. Nicholas's appointment as our chief executive officer, Peter Åhman resigned as our chief executive officer effective November 1, 2007.

Peter Åhman is the chairman of the board for Tracebit and one of the founders of Tracebit. He is a Certified Public Accountant and also a partner of Grant Thornton Finland where he has worked over 10 years as an audit partner for a number of international and domestic clients. He is also director of Grant Thornton Finland's Corporate Finance department. Mr. Åhman holds a Master of Economics from the Swedish School of Economics and Business Administration.

Gary Flint

Gary Flint is one of our directors. Gary Flint was appointed to our board of directors and as our president and chief executive officer on August 31, 2005 concurrently with the closing of our acquisition of MobileMail UK. In connection with the acquisition of Tracebit, he resigned as president, chief executive officer and secretary. Mr. Flint was appointed as our director of business of development subsequent to the Tracebit acquisition and resigned from this position effective November 1, 2007.

Mr. Flint was appointed as the managing director of MobileMail UK in August 2004 and is currently a co-director with Nigel Nicholas of MobileMail UK. From December 2000 until August 2004, Mr. Flint was employed by JP Morgan Chase on secondment to Schroders Investment Management. Between May 2001 and August 2004, Mr. Flint was employed as a systems analyst within the operation project team, whereby he was responsible for the design, build, implementation and analysis of back and middle office information technology systems. From December 2000 to May 2001, Mr. Flint was a fund accountant in institutional fund management. During the period of July 2000 to December 2000, Mr. Flint was a financial assistant with HSBC Bank working within the financial operations department controlling and monitoring local and international inter-bank transactions. Between January 2000 and July 2000, Mr. Flint was employed by Anheuser-Busch in a capacity as an Account Assistant within the European headquarters in London. Prior to employment Mr. Flint studied for his BSc (Hons) Degree in Economics with Human Geography at Loughborough University, in the United Kingdom.

Miro Wikgren

Miro Wikgren was appointed our chief technical officer in connection with our Acquisition of Tracebit. Miro Wikgren is responsible for architecture, design and implementation of Tracebit's mobile games. He has worked for Tracebit for over five years and has been in charge of product development from the beginning. Prior to joining Tracebit, Mr. Wikgren was with Svensk-Finland Insurance Company where he was in charge of design, development and production of in-house data management and interconnection systems. He has also worked at the IT department of the Swedish School of Economics and Business Administration during his studies. Mr. Wikgren has more than 10 years of experience in application design and development.

Danny Wootton

Danny Wootton was appointed as a director of the Company effective March 31, 2008. Mr. Wootton is Senior Commercial Executive who has successfully operated at Director level in Solution and Product Management, Commercial Management, Product Marketing and Finance for global Mobile and Fixed Line Telecoms companies and other industry sector start-ups. Mr. Wootton is currently a Director of Innovation and Alliances for Logica, a leading system integrator in the Telecoms and Media market.

Mr. Wootton is a Chartered Management Accountant with previous experience as Senior Management Accountant of AT&T (UK and Ireland) for three years, followed by Director of Commercial Management for the start up of Lucent Technologies new Mobile Infrastructure business unit.

For the last three years Mr. Wootton has been Director of Offer and Product Management for Lucent's Mobility business unit, with responsibility for the overall GSM program, the UMTS product strategy and programme requirements, and overall product management and product marketing responsibility for Lucent Mobility's Application and Content solutions.

His knowledge of the mobile market covers both consumer and enterprise end users, network operators and MVNOs, across technologies including 2G, 2.5G and 3G infrastructure (Access and Core for GSM, CDMA, wCDMA), Messaging, Location Based Services, Secure data Solutions, Text to Voice / Voice to Text, Service Level Management and OSS. In addition to this, he has also acted as business mentor to several spin off / start-up organisations within the application space.

His earlier career was spent in an array of financial and general management positions in the distribution, wholesale and retail industries.

In addition to his extensive knowledge of the mobile telecoms markets, his principle strengths include considerable customer and end-user engagement within a business development and contract negotiation environment, extensive product and offer management experience ranging from single product/application through to complex end to end solutions, excellent leadership, man-management and team building skills and a proven commercial track record in a global / $100m+ environment.

Stuart Hobbs

Stuart Hobbs was appointed a director of our company on April 28, 2008 in connection with our acquisition of Purepromoter. Mr. Hobbs was an original investor in Purepromoter and was appointed as its Managing Director in August 2005.

Prior to his involvement with Purepromoter, Mr. Hobbs' last full-time role was as the owner/manager of a specialist recruitment software company called Dillistone Systems Ltd. from January 1998 to January 2003. Having acquired the company in 1998, Mr Hobbs grew revenues from £200,000 to just under £2,000,000 per year and expanded the company globally to operate from offices in London, New York, Sydney and Frankfurt.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 28, 2008 by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock held by him, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Beneficial Ownership (2)
Directors and Officers:
Gary Flint	3,931,867(3)	3.59%
Peter Åhman	9,407,803(4)	8.75%
Miro Wikgren	4,169,930 (5)	3.90%
Nigel Nicholas	10,749,091(6)	10.00%
Danny Wootton	7,572,295(7)	7.07%
Stuart Hobbs	20,000,000(8)	18.71%
All executive officers and directors as a group (6 persons)	55,830,986 (9)	50.30%
Major Shareholders:
Tracebit Holding OY	8,807,803(10)	8.24%
The Mobilemail Technology Partnership LLP(11)	10,000,000	9.36%

*       Less than one percent.

(1)     Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)     Based on 106,874,903 shares of our common stock outstanding as of April 28, 2008.

(3)     This amount represents 1,416,867 shares and warrants to acquire up to 2,515,000 shares.

(4)     This amount represents 8,782,803 shares held by Tracebit Holding OY and warrants to acquire up to 625,000 shares of which warrants to acquire up to 25,000 shares are held by Tracebit Holding OY. Mr. Åhman is the sole director and a significant shareholder of Tracebit Holding OY and, accordingly, he may be deemed to be the beneficial owner of these shares.

(5)     This amount includes 4,169,930 shares held by Pollux OU of which Mr. Wikgren is the sole director and shareholder. Accordingly, Mr. Wikgren may be deemed to be the beneficial owner of these shares.

(6)     This amount represents 10,069,256 shares, options to acquire up to 29,423 shares and warrants to acquire up to 650,412 shares.

(7)     This amount represents 7,272,295 shares and warrants to acquire up to 300,000 shares.

(8)     This amount represents shares of our common stock.

(9)     This amount represents 51,711,151 shares, options to acquire up to 29,423 shares and warrants to acquire up to 4,090,412 shares.

(10)    This amount represents 8,782,803 shares and warrants to acquire up to 25,000 shares.

(11)    The MobileMail Technology Partnership LLP is a limited liability partnership comprised of eighty nine equity partners and two designated partners, each of whom is a limited partner. Mr. Paul Carter is a designated partner and is the administrator of the partnership pursuant to a services agreement between Mr. Carter and the partnership. The administrator is responsible for the administration of the business of the partnership and, subject to the partnership's operating agreement, makes decisions regarding management of the business of the partnership. Accordingly, Mr. Carter exercises voting and investment control over the securities held by The MobileMail Technology Partnership LLP.

Risk Factors

The following sets forth some of the risks relating to Purepromoter's business. If any of the following risks occurs, Purepromoter's business, financial condition or results of operations could be seriously harmed. We face additional risks as disclosed in our Annual Report on Form 10-KSB for the year ended September 30, 2007 and our other filings with the United States Securities and Exchange Commission.

Risks Related to Purepromoter's Business

Purepromoter has a limited operating history, which may make it difficult to evaluate its business.

Purepromoter has only a five year history of generating revenues. Although revenue growth each year has been high in percentage terms, a consequence of the relatively short operating history is that there is only limited financial data which can be used to evaluate Purepromoter's business. Any evaluation of Purepromoter's business and prospects must be considered in light of Purepromoter's limited operating history and the risks and uncertainties encountered by companies in its stage of development. As an early stage company, Purepromoter faces increased risks, uncertainties, expenses and difficulties, any of which could materially harm its business, operating results and financial condition.

Purepromoter has supplier, computer hardware and internet reliability related risks.

To run the software and services it suppliers, Purepromoter rents servers located at hosting centers and purchases SMS bandwidth from portals in the UK.

Although, it spreads the risk of computer hardware failure across multiple servers in multiple hosting centers and, to date, its supplier's records have been good, there is no assurance of continuity of supply. An event resulting in a hosting centre going off-line for any significant period of time may result in significant loss of revenues and therefore materially harm Purepromoter's business, operating results and financial condition.

Similarly, events stopping the servers from communicating over the internet will also have the same consequences.

Purepromoter faces ISP reputation related risks.

By far the largest proportion of Purepromoter's revenue is currently derived by charging a price per email for sending marketing emails on behalf of commercial marketing departments. The largest volume senders of emails tend to be companies sending to consumers. Consequently some of Purepromoter's largest customers send large numbers of emails to consumers.

The EU anti-spam regulations and US CAN_SPAM laws place restrictions on what and when companies are allowed to send marketing emails to consumers. Purepromoter rents the use of its software and servers for customers to upload their own email lists and send their own email marketing campaigns. Purepromoter does not own lists or process other people's data and is therefore not directly liable for any breaches of the EU or US anti-spam regulations. However, where customers are considered by email recipients to be sending unwanted emails, there is an inherent mechanism within most email clients to make a complaint against the sender. The level or number of complaints is recorded by the larger ISP's (Hotmail, Yahoo, etc) against the IP address of the server sending the email. This record of complaint rate acts as a "reputation" for the IP address.

Purepromoter closely audits the complaint rates for each of its customers and reacts quickly and accordingly to stop rogue campaigns. However if too many new customers were to create and send campaigns which attracted high complaint rates, the reputation of its sending servers could be diminished. This diminished reputation could affect Purepromoter's ability to win large new customers and therefore significantly affect its planned growth in revenues.

Purepromoter's financial results could vary from quarter to quarter and are difficult to accurately predict.

Purepromoter's revenues and operating results largely depend on the number of emails and SMS messages sent by the marketing departments of its customers. Although marketing spent on email is predicted to increase, any downturn in marketing budgets could significantly affect Purepromoters revenues

As a result, comparing Purepromoter's operating results on a period-to-period basis may not provide an accurate financial picture of its results and financial condition. In addition, we may not be able to accurately predict Purepromoter's future revenues or results of operations.

The markets in which Purepromoter operates are highly competitive, and many of its competitors have significantly greater resource.

Although Purepromoter has consistently grown revenues, it competes in a very competitive business environment. Some of its competitors and potential competitors have advantages over it in software development and globally in terms of coverage of geographic markets. There are number of competitors who generate significantly greater revenues, have larger financial resources and stronger brand recognition. Their capacity to leverage their marketing expenditures across a broader range of potential customers, form relationships with brand owners or make acquisitions of complimentary products inherently increases the risk to Purepromoter's business model.

If Purepromoter is unable to compete effectively or it is not as successful as its competitors in its target markets, sales growth could fall short of expectations, margins could decline and it could lose market share, any of which would materially harm its business, operating results and financial condition.

The business and growth of Purepromoter may suffer if it is unable to hire and retain key personnel, who are in high demand.

Purepromoter depends on the continued contributions of Purepromoter's senior management and other key personnel. The loss of the services of any of these executive officers or other key employees could harm Purepromoter's business. Purepromoter does not maintain a key-person life insurance policy on any of its officers or other employees.

The future success of Purepromoter also depends on its ability to identify, attract and retain highly skilled technical, managerial and sales personnel. Purepromoter faces intense competition for qualified individuals from numerous technology and marketing companies. Qualified individuals are in high demand, and Purepromoter may incur significant costs to attract them. Purepromoter may be unable to attract and retain suitably qualified individuals who are capable of meeting growing operational and managerial requirements, or may be required to pay increased compensation in order to do so.

Although, to date, Purepromoter has a good record of attracting staff at fair salary levels, if it is unable to attract and retain the qualified personnel needed to succeed, its business would suffer.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 - Unregistered Sales of Equity Securities.

We have completed the following sales of equity securities in transactions that have not been registered under the United States Securities Act of 1933, as amended (the "US Securities Act") and that have not been reported on our previously filed periodic reports filed under the United States Securities Exchange Act of 1934, as amended:

On April 28, 2008, we issued 33,500,000 shares of our common stock as partial consideration for the acquisition of Purepromoter. To finance the acquisition, on April 28, 2008, we also issued secured convertible redeemable debentures in an aggregate amount of $2,000,000, which are convertible into shares of our common stock at a conversion price equal to 85% of the market price at the time of conversion if our company defaults on its mandatory redemption obligation in respect of the debentures. In addition, in connection with the acquisition and financing, we issued 400,000 shares of our common stock to a third party and will issue shares of our common stock worth £118,250 and a cash fee of £30,000, warrants to purchase up to 1,250,000 shares of our common stock and shares of our common stock equaling 1.99% of our outstanding shares, as finder's fees. The debentures were issued pursuant to Rule 506 under Regulation D under the US Securities Act to "accredited investors" (as defined in Rule 501 of Regulation D), based upon representations made to us. The shares issued in connection with the acquisition, the shares issued to the third party and the finders' fee warrants and shares were or will be issued pursuant to Rule 903 of Regulation S under the US Securities Act on the basis that the sale of the securities was completed in an "off-shore transaction" (as defined in Rule 902(h) of Regulation S), based upon representations made to us.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02         Election and Resignation of Directors.

We have appointed Stuart Hobbs as a director of the Company effective April 28, 2008 concurrent with the closing of our acquisition of Purepromoter. Mr. Hobbs was a principal shareholder and a director of Purepromoter and, as a result of our acquisition of Purepromoter, Mr. Hobbs became a principal shareholder of the Company. Information relating to Mr. Hobbs's work experience is set forth under Item 2.01 of this current report and is incorporated by reference in this Item 5.02.

Following the appointment of Mr. Hobbs as a director of the Company, the number of directors of the Company increased to six and the current directors of the Company are as follows:

Name of Director
1.	Gary Flint
2.	Peter Åhman
3.	Miro Wikgren
4.	Nigel Nicholas
5.	Danny Wootton
6.	Stuart Hobbs

Information relating to our directors and officers is set forth under Item 2.01 of this current report and is incorporated by reference in this Item 5.02.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01         Financial Statements and Exhibits.

(a)       Financial statements of businesses acquired.

To be filed by amendment within the prescribed time period.

(b)       Pro Forma Consolidated Financial Statements.

To be filed by amendment within the prescribed time period.

(c)       Exhibits.

Copies of the following documents are included as exhibits to this Current Report.
Exhibit Number	Description of Exhibit
10.1(1)	Agreement for the Sale and Purchase of the Entire Issued Share Capital of Purepromoter Limited between Mobiventures Inc. and the shareholders of Purepromoter Limited
10.2(1)	Securities Purchase Agreement between the Company and Trafalgar Capital Specialized Investment Fund, Luxembourg, dated March 31, 2008, with exhibits and form of secured convertible debenture
10.3(2)	Consultant Agreement between the Company and Stuart Hobbs dated April 18, 2008
10.4(2)	Promissory Note

(1) Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on April 4, 2008 and incorporated by reference into this Current Report on Form 8-K.

(2) Filed as an exhibit to this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MOBIVENTURES INC.
Date: May 2, 2008	_____________________________________ Nigel Nicholas Chief Executive Officer

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